                                  EXHIBIT 10.5
                         AGREEMENT WITH KEYNETICS, INC.

KEYNETICS LEGAL NOTICE: Hereafter we refer to Keynetics Inc as "the Company".
Information and Accuracy. Information and services provided at internet domains
clickbank.com and clickbank.net are provided "AS IS" without warranty of any kind, either express or implied, including but not limited to, implied warranties of merchantability, fitness for a particular purpose, or non-infringement.

No Liability. In no event will the Company be liable to any party for any direct, indirect, punitive, special, incidental or other consequential damages arising directly or indirectly from any use of this internet resource, or the
ClickBank service, even if the Company is expressly advised of the possibility of such damages.

Copyright Notice. This web site is subject to the protection of the copyright laws of the United States and other countries. You may not reproduce any part of this web site without the prior written permission of the Company.

Trademarks. ClickBank®, Clickback®, the ClickBank logo, the ClickBank pricetag window, and other names, logos, icons and marks identifying products and services referenced herein are trademarks of the Company and may not be used without the prior written permission of the Company. Third-party use of any such trademark must comply with the Company's trademark policy. Other product or company names referred to herein are trademarks of their respective owners.

Links to other sites. Information on this web site may contain links or references to other sites. Other sites may contain links or references to this site. The Company does not endorse, and is not responsible for, any product or service offered by any entity other than itself.

Comment. Any comments or materials sent to the Company regarding this web site or the ClickBank service may be used by the Company without liability, and without compensation or attribution to the sender. The Company may reproduce, use, disclose, exhibit, display, transform, create derivative works and distribute such content or materials to others without limitation.

Regulation E Disclosure. The Company operates the ClickBank service in compliance with the Electronic Fund Transfer Act and Regulation E as issued by the Board of Governors of the Federal Reserve System.

                           CLICKBANK CLIENT CONTRACT:

Hereafter we refer to Keynetics Inc as "the Company".

The ClickBank Client Contract is the contract between the Company and the
ClickBank Client (You).

You agree that Idaho law, excluding conflict of laws principles, will govern this agreement, and that any claim or suit arising out of or related to this agreement must be brought exclusively in federal or state courts located in
Boise, Idaho. You consent to the exclusive jurisdiction of such courts.

You agree that in no event will the Company be liable to you for any special, incidental or consequential damages.

You agree to indemnify and hold the Company harmless for any damages or costs incurred as a result of your violation of any law, regardless of whether they are actual, incidental, consequential, or punitive.

You agree that you are responsible to pay all applicable taxes, and to obtain all relevant licenses and permits associated with the legal operation of your enterprise.

You assume full responsibility for your decision to use ClickBank affiliated services. The Company offers the ClickBank service "as is" and disclaims any implied warranties including for merchantability, fitness for a particular purpose, and non-infringement.

You understand that the Company reserves the right to delay, suspend, or refuse payment of any portion of your ClickBank account balance at any time. You understand that the Company reserves the right to close your account at any time. You understand that the Company reserves the right to modify the ClickBank
Client Contract at any time.